UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): November 17, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2006, Alesco Financial Inc. (“AFN”), through a wholly-owned subsidiary, completed a term secured financing utilizing an on-balance sheet collateralized debt obligation (“CDO”) structure.

The financing was effected through the issuance by AFN of $986,000,000 principal amount of commercial collateralized debt obligations (“KRE CDO III”) through two newly formed, indirect subsidiaries of AFN, Kleros Real Estate CDO III, Ltd. (the “Issuer”) and Kleros Real Estate CDO III, LLC (the “Co-Issuer”). Pursuant to the Indenture dated as of November 17, 2006 (the “Indenture”) by and among the Issuer, the Co-Issuer and LaSalle Bank, National Association, as the trustee (the “Trustee”), the Issuer and the Co-Issuer issued five classes of senior secured notes collectively referred to herein as the “Secured Notes.” Pursuant to a Deed of Covenant, dated as of November 17, 2006, the Issuer issued two classes of unsecured subordinated notes collectively referred to herein as the “Subordinated Notes.” The Secured Notes and the Subordinated Notes are referred to herein as the “Notes.” Furthermore, concurrently with the issuance of the Notes, the Issuer issued 14,000 Preferred Shares, par value $0.01 per share (the “Preferred Shares”) having a notional amount equal to $1,000 per share. An indirect subsidiary of AFN, Alesco Financial Holdings, LLC, purchased 100% of the Subordinate Notes and the Preference Shares, at an aggregate purchase price equal to $30,000,000. The Subordinate Notes and the Preferred Shares represent non-recourse obligations of the Issuer and the Co-Issuer and will not be secured from assets of the Issuer pledged under that Indenture.

The table below sets forth further information with respect to the capital structure of the Issuer:

Class	Principal Amount of all Securities	Percentage of the Aggregate Principal and Notional Amounts of all Securities	Ratings (S&P/Moodys)	Stated Maturity or Scheduled Redemption Date
Class A-1A Notes	815,000,000	81.50%	(AAA/Aaa)	Dec-2046
Class A-1B Notes	75,000,000	7.50%	(AAA/Aaa)	Dec-2046
Class A-2 Notes	45,000,000	4.50%	(AA/Aa2)	Dec-2046
Class A-3 Notes	25,000,000	2.50%	(A/A2)	Dec-2046
Class A-4 Notes	10,000,000	1.00%	(--/A3)	Dec-2046
Class B Notes	11,000,000	1.10%	(BBB-/Baa3)	Dec-2046
Class C Notes	5,000,000	0.50%	(BB/Ba2)	Dec-2046
Preference Shares	14,000,000	1.40%	NR	Dec-2046

On November 17, 2006, the Issuer purchased (or entered into agreements to purchase for settlement following such date) collateral debt securities consisting of a diversified portfolio of newly issued and secondary market asset-backed securities and commercial mortgage-backed securities and residential mortgage-backed securities. The aggregate outstanding principal balance of the assets purchased by the Issuer (or to be purchased by Issuer) is approximately $1,000,000,000.

At issuance, the weighted-average stated interest rate of the investment grade Secured Notes was one-month LIBOR plus 30.41 basis points. Interest payments on the Notes are payable monthly, beginning in March 2007, to and including December 2046, the stated maturity date of the Notes.

Upon the Closing, the Issuer entered into a Collateral Advisory Agreement with Strategos Capital Management, LLC (the “Collateral Manager”), an affiliate of Cohen & Company. The Collateral Manager is an affiliate of Cohen & Company Management, LLC, the external manager of AFN. Pursuant to the Collateral Advisory Agreement, the Collateral Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the Notes. As compensation for the performance of its obligation as Collateral Manager, the Collateral Manager will be entitled to receive a subordinated advisory fee, payable monthly, in arrears in an amount equal to 0.05% per annum, of the average monthly asset amount of the Issuer. Additionally, on the closing of the transaction, the Collateral Manager received an upfront structuring fee of 0.10% of the principal balance amount of the underlying collateral debt securities that the Issuer expects to own by the 90th day following the closing date.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2006

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer